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                                                                    EXHIBIT 12.1

                               BUDGET GROUP, INC.

             STATEMENTS REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES

                                 (in thousands)


                                                                       Year Ended December 31,
                                 Pro Forma
                                    1998              1998              1997              1996              1995              1994
                                    ----              ----              ----              ----              ----              ----
Earnings before interest            202,725           206,276           170,996           47,601            23,209            8,757
  and taxes
Distributions on trust preferred
  securities                         18,690             9,957                --               --                --               --
ProForma adjustments                 31,015                --                --               --                --               --
Interest portion of rent expense     39,349            38,865            27,493            5,653             2,907            2,357
                                    -------           -------           -------           ------            ------           ------
                                    291,779           255,098           198,489           53,254            26,116           11,114

Fixed charges                       261,061           239,739           142,890           40,402            22,937           11,768
                                    -------           -------           -------           ------            ------           ------

Ratio                                  1.12%             1.06%             1.39%            1.32%             1.14%            0.94%
                                    =======           =======           =======           ======            ======           ======